1 Change of Control Severance Agreement This Change of Control Severance Agreement (“Agreement”), dated as of [●] (the “Effective Date”), is entered into between Mercury Systems, Inc., a Massachusetts corporation (the “Company”), and [●] (the “Executive”). WHEREAS, the parties recognize that the Executive may provide important services to the Company before a Change of Control, and the parties desire for the Executive to remain employed with the Company through a Change of Control; and WHEREAS, it is in the best interests of the Company and its shareholders to encourage the continued attention and dedication of the Executive to the Executive’s duties without distraction and to ensure the continued availability to the Company of the Executive in the event of a Change of Control. NOW, THEREFORE, in consideration of the foregoing and other respective covenants and agreements of the parties herein contained, the parties hereto agree as follows: 1. Term of Agreement. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue in effect through June 30, 2026. Commencing on July 1, 2026 and each July 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice to the other of its intent not to extend the Term. If a Change of Control occurs during the Term, the Term shall expire no earlier than the last day of the twenty-fourth (24th) month following the month in which such Change of Control occurred. 2. Company’s Covenants Summarized. To induce the Executive to remain in the employ of the Company, the Company shall pay to the Executive the severance payments and the other payments and benefits described herein pursuant to the conditions herein. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be an employee of the Company. 3. Termination of Employment. 3.1 Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death. The Company may terminate the Executive’s employment in the event of the Executive’s Disability. 3.2 Termination by the Company. The Company may terminate the Executive’s employment for Cause or without Cause. 3.3 Termination by the Executive. The Executive’s employment may be terminated by the Executive for any reason, including with or without Good Reason. 3.4 Notice of Termination. Any termination by the Company or by the Executive shall be communicated by a Notice of Termination to the other parties hereto given in accordance with the notices provision of this Agreement. The failure by the Executive or the

2 Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder. If the Executive delivers a Notice of Termination to the Company, the Company may elect by written notice to the Executive to change the Date of Termination to an earlier date than the date in such Notice of Termination. Such change to the Date of Termination shall not affect the Company’s rights to dispute any assertion by the Executive, shall only affect the actual Date of Termination and, for the avoidance of doubt, will in no event be deemed a termination by the Company without Cause. 4. Severance Payments in Connection With a Qualifying Termination Within a Change of Control Protection Period. If the Executive’s employment with the Company is terminated during the Term as a result of a Qualifying Termination within three (3) months prior to or eighteen (18) months following a Change of Control (the “Change of Control Protection Period”), then, subject to and conditioned upon the Executive’s compliance with this Agreement, including Section 5 hereof, and subject to and conditioned upon the Executive’s compliance with the Executive’s confidentiality agreement and any other agreements with the Company: 4.1 Cash Salary Severance. To the extent the Change of Control constitutes a “change in control event” (as defined in Treasury Regulation §1.409A-3(i)(5)) (“409A Change in Control”), the Company shall pay to the Executive an amount equal to two times (2x) the Executive’s Base Salary in effect on the Date of Termination (provided, however, that if Executive terminates for Good Reason because of the Company’s reduction of the Executive’s Base Salary, then the Base Salary in effect before such material reduction will be the one used in this calculation) (the “CoC Salary Severance”), payable in a single lump-sum payment within sixty (60) days following the Date of Termination or the date the Change of Control is consummated, whichever is later. To the extent the Change of Control does not constitute a 409A Change in Control, the CoC Salary Severance shall instead be paid during the period beginning on the Date of Termination and ending on the twenty-four (24)-month anniversary of the Date of Termination in equal installments in accordance with the Company’s regular payroll practices as of the Date of Termination, with the first payment being due and payable on the Company’s next regular payday for executives following the sixty (60)-day anniversary of the Date of Termination (and such first payment shall be retroactive to the day immediately following the Executive’s Date of Termination). 4.2 Cash Bonus Severance. The Executive shall be paid an amount equal to two times (2x) the Target Bonus for the fiscal year in which the Date of Termination occurs (the “CoC Bonus Severance”) (provided, however, that if Executive terminates for Good Reason because of the Company’s reduction of the Executive’s Target Bonus, then the Target Bonus in effect before such reduction will be the one used in this calculation). The CoC Bonus Severance shall be payable in a single lump-sum payment within sixty (60) days following the Date of Termination or the date the Change of Control is consummated, whichever is later. 4.3 Pro-Rata Bonus. The Executive shall be paid an amount equal to the pro- rata portion of the Target Bonus for the fiscal year in which the Date of Termination occurs (pro- rated based on the number of days the Executive was employed by the Company during such fiscal

3 year), payable in a single lump-sum payment within sixty (60) days following the Date of Termination or the date the Change of Control is consummated, whichever is later. 4.4 Equity Acceleration – Time-Based Equity Awards. As of the Date of Termination or the date of consummation of the Change of Control, whichever is later, any unvested portion of each outstanding equity award that is subject solely to time-based vesting (a “Time-Based Equity Award”) held by the Executive as of the date of such Change of Control shall vest and become exercisable or nonforfeitable; provided, however, that, the settlement of any awards subject to Section 409A shall occur at the time otherwise contemplated by the associated award agreement. 4.5 Equity Acceleration – Performance-Based Equity Awards. As of the Date of Termination or the date of consummation of the Change of Control, whichever is later, any unvested outstanding equity awards that are subject to performance-based vesting (a “Performance-Based Equity Award”) held by the Executive as of the date of such Change of Control shall become vested and exercisable or nonforfeitable based on the greater of actual or target performance as of the Date of Termination; provided, however, that, the settlement of any awards subject to Section 409A shall occur at the time otherwise contemplated by the associated award agreement. 4.6 COBRA. During the period commencing on the Date of Termination and ending on the earlier of the eighteen (18)-month anniversary of the Date of Termination or the date that the Executive becomes eligible for substantially similar benefits under the health insurance policy of any subsequent employer (the “COBRA Period”), subject to the Executive’s valid election to continue healthcare coverage under Section 4980B of the Code, the Company shall continue to provide the Executive and the Executive’s eligible dependents with coverage under its group health plans at active employee rates, provided, however, that (A) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the Executive under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to the Executive in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof). 4.7 Outplacement Services. The Company shall pay the cost of providing the Executive with outplacement services up to a maximum of $45,000, provided that (i) the Executive begins to utilize such services within six months following the Date of Termination and completes the utilization of such services no later than the last day of the calendar year following the calendar year that contains the Date of Termination, and (ii) such services are provided by an outplacement provider approved by the Company (which approval shall not be unreasonably withheld, delayed or conditioned). Such payment shall be made by the Company directly to the service provider promptly following the provision of such services and the presentation to the Company of documentation of the provision of such services.

4 4.8 Accrued Obligations. The Company will pay or provide to the Executive: (i) any earned but unpaid Base Salary, (ii) reimbursement of any business expenses incurred by the Executive prior to the Date of Termination that are reimbursable in accordance with the Company’s policy in effect from time to time and (iii) any vested amounts due to the Executive under any plan, program or policy of the Company (together, the “Accrued Obligations”). The Accrued Obligations described in clauses (i) – (ii) of the preceding sentence shall be paid within 30 days after the Date of Termination (or such earlier date as may be required by applicable law) and the Accrued Obligations described in clause (iii) of the preceding sentence shall be paid in accordance with the terms of the governing plan or program 4.9 No Duplication of Benefits. In the event that the Qualifying Termination occurs prior to the Change in Control, any payments or benefits already received by the Executive pursuant to any severance-based policy maintained by, or agreement entered into with, the Company shall be taken into account or deducted from) any corresponding payment or benefits the Executives becomes entitled to pursuant to this Section 4. 5. Release. Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts provided for in Sections 4 of this Agreement (other than Section 4.8, which shall not be so conditioned) that the Executive execute and deliver to the Company an effective release of claims in substantially the form attached hereto as Exhibit A (the “Release”) within twenty-one (21) days (or, to the extent required by law to constitute a full release of age- discrimination related claims, forty-five (45) days) following the Date of Termination and that the Executive not revoke such Release during any applicable revocation period. 6. Termination of Offices and Directorships; Return of Property. Upon termination of the Executive’s employment for any reason, unless otherwise specified in a written agreement between the Executive and the Company, the Executive shall be deemed to have resigned from all offices, directorships, and other employment positions if any, then held with the Company Group, and shall take all actions reasonably requested by the Company to effectuate the foregoing. In addition, upon the termination of the Executive’s employment for any reason, the Executive agrees to return to the Company all documents of the Company Group (and all copies thereof) and all other Company Group property that the Executive has in his possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that the Executive knows contain or embody any proprietary or confidential information of the Company Group (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company Group and any information received from the Company Group regarding third parties. 7. Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments or benefits payable under this Agreement, shall be paid to the Executive during the six (6)-month period following the Executive’s “separation from service” from the Company (within the meaning of Section 409A, a “Separation from Service”) if the Company determines that paying such amounts at the time or

5 times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day of the seventh month following the date of Separation from Service (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period. 8. Best Net Benefit Limitation. 8.1 Anything contained in this Agreement to the contrary notwithstanding, if any of the payments or benefits received or to be received by the Executive (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits being hereinafter referred to as the “Total Payments”) will be subject to the Excise Tax, the following provisions shall apply: (A) If the Total Payments, reduced by the sum of (a) the Excise Tax and (b) the total of the Federal, state, and local income and employment taxes payable by the Executive on the amount of the Total Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Executive shall be entitled to the full benefits payable under this Agreement. (B) If the Threshold Amount is less than (a) the Total Payments, but greater than (b) the Total Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state and local income and employment taxes on the amount of the Total Payments which are in excess of the Threshold Amount, then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Total Payments shall not exceed the Threshold Amount. In such event, the Executive will be permitted to request which component items of the Payment will be reduced, provided, however, that the Executive must provide to the Company in writing his or her request within a reasonable time period established by the Company and the Company must in its discretion consent to such request (said consent not to be unreasonably withheld, delayed or conditioned) and absent such a request, the Company shall make its own determinations with respect to which items of the Total Payments are to be reduced. To the extent any payment is to be made over time (e.g., in installments), then the payments shall be reduced in reverse chronological order. 8.2 The determination as to which of the alternative provisions of Section 8.1 above shall apply to the Executive shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Executive. For purposes of determining which of the alternative provisions of Section 8.1 above shall apply, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Executive’s residence on the Date of

6 Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. 9. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below: 9.1 “Base Salary” shall mean the Executive’s base salary per year. 9.2 “Board” shall mean the Board of Directors of the Company. 9.3 “Cause” shall mean the occurrence of any one or more of the following events unless, with respect to clauses (A), (D), (E), (F), or (G), the Executive fully corrects the circumstances constituting Cause (provided such circumstances are capable of correction) within fifteen (15) days after receipt of the Notice of Termination (as defined below): A. the Executive’s breach of fiduciary duty, breach of duty of loyalty, or willful and continued failure to perform substantially the duties and responsibilities of the Executive’s position with the Company Group after a written demand for performance is delivered to the Executive or the Executive’s gross negligence in the performance of his duties for the Company Group; B. the Executive’s commission of, or a plea of nolo contendere to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States); C. the Executive’s willful engagement in fraud or dishonesty with respect to any member of the Company Group or other misconduct which is, or is reasonably expected to be, materially injurious to any member of the Company Group; D. the Executive’s unauthorized use or disclosure of confidential information or trade secrets of the Company Group; E. any act or omission of the Executive that constitutes a material breach by the Executive of (x) any of his obligations under any agreement between any member of the Company Group and Executive (including, without limitation, this Agreement, any restrictive covenant obligations set forth in any equity award agreement, and the Executive’s confidentiality agreement with the Company), or (y) any material Company policy; F. the Executive’s failure to cooperate with, or comply with instructions relating to any internal investigation by the Company Group or administrative, regulatory or judicial proceeding or investigation involving any member of the Company Group upon request by the Company Group (including, but not limited to, any instruction to preserve documentation related thereto);

7 G. any act, omission or statement by the Executive which is, or is reasonably expected to be, materially injurious to any member of the Company Group (including acts regarding sexual harassment or discrimination); or H. the Executive’s failure to obtain and/or retain security clearances necessary for him to perform his duties and responsibilities for the Company. For purposes of this definition of “Cause,” no act, or failure to act, on Executive’s part shall be deemed “willful” unless committed or omitted by the Executive in bad faith and without reasonable belief that the Executive’s act or failure to act was in, or not opposed to, the best interest of the Company. 9.4 “Change of Control” shall mean the occurrence of any of the following: A. Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company or an acquisition of securities involving a Corporate Transaction of the type described in the exclusion set forth in clause (C) below); or B. Persons who, as of the Effective Date, constitute the Company’s Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (x) a vote of at least a majority of the Incumbent Directors or (y) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or C. The consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a

8 “Corporate Transaction”); excluding, however, a Corporate Transaction in which the shareholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any). Notwithstanding the foregoing, a “Change of Control ” shall not be deemed to have occurred for purposes of the foregoing clause (A) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns thirty percent (30%) or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (A) . 9.5 “Code” shall mean the Internal Revenue Code and the regulations thereunder. 9.6 “Company Group” shall mean the Company and/or its subsidiaries and affiliates. 9.7 “Date of Termination” shall mean the date on which the Executive’s employment with the Company terminates. 9.8 “Disability” shall mean that, due to the Executive’s incapacity due to physical or mental illness, (A) the Executive shall have been, or is determined by the Executive’s supervisor as reasonably likely to be, absent from the full-time performance of the Executive’s duties with the Company for a period of ninety (90) calendar days in the aggregate in any twelve (12) month period, (B) the Company shall have given the Executive a Notice of Termination for Disability, and (C) within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive’s duties (or it remains the case that the Executive is reasonably likely to be absent for such period as determined by the Executive’s supervisor). 9.9 “Excise Tax” shall mean any excise tax imposed under Section 4999 of the Code, and any interest or penalties incurred by the Executive with respective to such Excise Tax. 9.10 “Good Reason” shall mean the occurrence of any one or more of the following events without the Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:

9 A. a material diminution in the Executive’s title, responsibilities, authority or duties as in effect on the Effective Date; B. the Company’s reduction of the Executive’s Base Salary or Target Bonus, except for, in either case, across-the-board reductions similarly affecting all or substantially all named executive officers of the Company; C. the Company’s material reduction of the aggregate target value of the Executive’s annual equity award, except for across-the-board reductions similarly affecting all or substantially all named executive officers of the Company; or D. a material change in the geographic location at which the Executive is required to provide services to the Company (but, for the avoidance of doubt, not on account of business travel and not any relocation where the Executive is given the opportunity to work remotely). Notwithstanding the foregoing, the Executive will not be deemed to have resigned for Good Reason unless (1) the Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Executive to constitute Good Reason within sixty (60) days after the date of the occurrence of any event that the Executive knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within thirty (30) days following its receipt of such notice, and (3) the effective date of the Executive’s termination for Good Reason occurs no later than sixty (60) days after the expiration of the Company’s cure period. 9.11 “Notice of Termination” shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). 9.12 “Qualifying Termination” shall mean the termination of the Executive’s employment with the Company (a) by the Company without Cause, or (b) by the Executive with Good Reason. 9.13 “Target Bonus” shall mean the target bonus amount for the Executive, assuming attainment of 100% of performance targets. 9.14 “Threshold Amount” shall mean three times the Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder, less one dollar ($1.00). 10. Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and any amounts payable pursuant to this Agreement shall not

10 be reduced by compensation the Executive earns on account of employment with another employer. 11. Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Company Group in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company Group which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company Group at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Company Group in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable and documented out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this section, based on the standards and procedures applicable to expense reimbursement for the Company’s employees; and, to the extent applicable rules of professional responsibility would preclude the Company’s counsel from assisting the Executive in carrying out the provisions of this section, pay the reasonable and documented attorney’s fees of counsel reasonably selected by the Executive in connection with the foregoing, provided that the Executive provides the Company with reasonable notice prior to retaining such counsel. 12. Mutual Waiver of Jury Trial. THE PARTIES EACH WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. 13. Successors. 13.1 This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

11 13.2 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and such parties shall be bound by the Company’s obligations hereunder. 14. Clawback/Recoupment. Notwithstanding any other provision in this Agreement to the contrary, any compensation paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company shall be subject to mandatory repayment by the Executive to the Company, to the extent any such compensation paid to the Executive is, or in the future becomes, subject to (i) any lawful clawback or recoupment policy adopted by the Company that applies to the Company’s executive officers, or (ii) any law, government regulation or stock exchange listing requirement which imposes mandatory recoupment, under circumstances set forth in such law, government regulation or stock exchange listing requirement. 15. Miscellaneous. 15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. 15.2 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Executive: at the Executive’s most recent address on the records of the Company. If to the Company: Mercury Systems, Inc. Attention: Legal Department 50 Minuteman Road Andover, MA 01810 or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee. 15.3 Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), then such transfer or deemed transfer shall not be made to the extent necessary or appropriate so as not to violate the Exchange Act and the rules and regulations promulgated thereunder. 15.4 Section 409A of the Code. (A) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (together, “Section 409A”). Notwithstanding any

12 provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (A) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (B) comply with the requirements of Section 409A; provided, however, that this Section 10(d) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. Notwithstanding anything herein to the contrary, in no event shall any liability for failure to comply with the requirements of Section 409A be transferred from the Executive or any other individual to any member of the Company Group or any of their employees or agents pursuant to the terms of this Agreement or otherwise. (B) Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon the Executive’s Separation from Service. (C) To the extent that any payments or reimbursements provided to the Executive under this Agreement are deemed to constitute compensation to the Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit. 15.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. 15.6 Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. 15.7 No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive

13 or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. 15.8 Entire Agreement. As of the Effective Date, this Agreement constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, by any member of the Company Group, or representative thereof. 15.9 Amendment; Survival. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto. The respective rights and obligations of the parties under this Agreement shall survive the Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. 15.10 Counterparts. This Agreement and any agreement referenced herein may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. [Signature Page Follows]

14 IN WITNESS WHEREOF, the undersigned officer, on behalf of Mercury Systems, Inc., and the Executive have hereunto set their hands as an agreement under seal, all as of the date first above written. MERCURY SYSTEMS, INC. [●] EXECUTIVE: Name: [●]

15 Exhibit A General Release of Claims The undersigned [●] (the “Releasor”), does hereby agree to the following General Release of Claims (the “Release”), for good and valuable consideration, including but not limited to the promises made by Mercury Systems, Inc. (the “Company”) to Releasor in the Change of Control Severance Agreement (the “Agreement”): 1. The Releasor, for Releasor and Releasor’s heirs, agents, representatives, and each of their respective affiliates, successors and assigns, as applicable (collectively, the “Releasing Parties”), hereby unconditionally and forever remises, releases, discharges and holds harmless, the Company and its subsidiaries, parent companies, affiliates and clients, and each of their respective direct and indirect equity holders, directors, managers, officers, employees, agents, trustees, representatives, insurers, and/or affiliates, and each of the successors and assigns of all of the foregoing (collectively, the “Released Parties”), of and from any and all actions, proceedings, claims, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, contracts, leases, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, of any nature whatsoever, and of every kind and description, choate and inchoate, at law or in equity (collectively, “Claims”), which any of the Releasing Parties now has or ever might claim to have against any or all of the Released Parties, whether or not currently asserted or known, arising from or relating to any event, dispute or occurrence which arose at any time on or prior to the date hereof, including, without limitation, with respect to (i) the Releasor’s ownership of any equity or securities in, and/or the purchase thereof by, the Company, or its clients or affiliates; (ii) any and all Claims alleging discrimination, harassment, or retaliation on the basis of any characteristic protected under law, including but not limited to race, national origin, sex, religion, disability, union activity, or other protected activity; (iii) any Claims arising under the Age Discrimination in Employment Act (“ADEA”), as amended, 29 U.S.C. § 621, et seq.; the Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; Massachusetts Fair Employment Practices Act (M.G.L. ch. 151B, §§ 1 to 10); Massachusetts Equal Pay Act (M.G.L. ch. 149, § 105A); Massachusetts Equal Rights Act (M.G.L. ch. 93, § 102); Massachusetts Age Discrimination Law (M.G.L. ch. 149, § 24A et seq.); Massachusetts Civil Rights Act (M.G.L. ch. 12, § 11); Massachusetts Small Necessities Act (M.G.L. ch. 149, § 52D); Massachusetts Privacy Statute (M.G.L. ch. 214, § 1B); Massachusetts Parental Leave Act (M.G.L. ch. 149, § 105D); Massachusetts AIDS Testing Act (M.G.L. ch. 111, § 70F); Massachusetts Consumer Protection Act (M.G.L. ch. 93A); Massachusetts Equal Rights for the Elderly and Disabled Law (M.G.L. ch. 93, § 103); Massachusetts Anti-Sexual Harassment Statute (M.G.L. ch. 214, § 1C); Massachusetts Wage and Hour Laws (M.G.L. ch. 151, § 1A et seq.); Massachusetts Wage Act (M.G.L. c. 149 §§

16 148 to 150); [__________]1, all as may be amended from time to time, or any other federal, state, or local law, including any statutes, regulations, constitutions, ordinances, or orders regarding employment or otherwise; (iv) Claims for breach of contract (including any employment offer letter or agreement or other agreement entered into in connection with employment), violation of any policy, benefit plan, or covenant of any kind, and/or breach of the implied covenant of good faith and fair dealing; (v) Claims arising in tort, including, without limitation, wrongful dismissal or discharge, harassment, retaliation, fraud, negligence, misrepresentation, defamation, infliction of emotional distress, invasion of privacy, or violation of any public policy or common law; and (vi) Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees. 2. The Releasor, on behalf of Releasor and the other Releasing Parties, specifically waives the benefits of any statutory or common law of any state, which in effect provides that a general release does not extend to claims which the Releasor does not know or suspect to exist in its favor. It is expressly understood and agreed that the releases contained herein are intended to cover and do cover all known facts and/or claims, as well as any further facts and/or claims within the scope of such released Claims not known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof, in each case arising from or relating to any event, dispute or occurrence which arose on or prior to the date hereof. The Releasor, on behalf of Releasor and the other Releasing Parties, acknowledges that the Releasor may hereafter discover facts in addition to, or different from, those which the Releasor now believes to be true with respect to the subject matter of the Claims released herein, but agrees that the Releasor has taken that possibility into account in reaching this agreement, and that the releases given herein shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts, as to which the Releasing Parties expressly assume the risk. In connection with such waiver and relinquishment, the Releasor, on behalf of the Releasor and the other Releasing Parties, hereby acknowledges that the Releasor is aware that Releasor’s attorneys may hereafter discover claims or facts in addition to, or different from, those which they now know or believe to exist with respect to the subject matter of, or any part of this Release, but that it is nonetheless their intention to fully, finally and forever settle and release all disputes and differences, known or unknown, suspected or unsuspected, as to the released matters, in each case arising from or relating to any event, dispute or occurrence which arose on or prior to the date hereof. 3. Without limiting the generality of the foregoing, the Releasor hereby agrees, on behalf of Releasor and the other Releasing Parties, that this General Release of Claims extends to all rights of the Releasor and the other Releasing Parties under Section 1542 of the California Civil Code and any similar law of any state or territory of the United States, all of which are hereby expressly waived by the Releasor. The Releasor, on behalf of Releasor and the other Releasing Parties, hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code (if any). Section 1542 of the California Civil Code provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, 1 The Company may modify this General Release to pick up the laws of the locations where the Executive worked and/or resided.

17 WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” 4. The Releasor represents, warrants and covenants on behalf of Releasor and the other Releasing Parties that there has been, and there will be, no assignment or other transfer of any right or interest arising from or relating to any Releasing Party’s ownership of any securities of the Company or any of its direct or indirect subsidiaries, or any entity advised by the Company, or any Claims which they have or may have against the Released Parties, and the Releasor hereby agrees to indemnify and hold each Released Party harmless from any Claims, costs, expenses and reasonable attorney’s fees directly or indirectly incurred by any of the Released Parties as a result of any person asserting any right or interest pursuant to its assignment or transfer of any such right or interest. 5. The Releasor covenants and shall use reasonable best efforts to cause the other Releasing Parties, never to institute any Claim whether at law or in equity, against any or all of the Released Parties, in any court or administrative agency or before any other public or private tribunal. 6. The Releasor agrees that if the Releasor or any other Releasing Party hereafter commences, joins in, or in any manner seeks relief through any action (including, without limitation, any complaint, cross-claim, counterclaim, third-party complaint or interpleader complaint in any jurisdiction or any action before an administrative or regulatory agency) arising out of, based upon or relating to any of the Claims released by them hereunder, or in any manner assert against any Released Party any of the Claims released hereunder, then the Releasor will indemnify and hold harmless the Released Parties from any settlements, judgments, costs and expenses (including reasonable attorneys’ fees and costs) incurred by such person or entity as a result of or in connection with such action. 7. Notwithstanding anything to the contrary contained herein, in no event shall this Release apply to any Claims that may arise from (i) any rights or claims to indemnification under the organizational documents of the Company or any of its subsidiaries or any entity advised by the Company of which the Releasing Party is a director, manager, or officer, under directors and officers liability insurance or under applicable law, (ii) any claim Releasor may have relating to workers compensation or unemployment benefits under applicable state law, (iii) any Claims that may not be released as a matter of law. Further, nothing herein shall restrict Releasor from filing a charge with, or participating in any proceeding conducted by, the Equal Employment Opportunity Commission or similar state agency; provided, however, this General Release of Claims does release any right to secure damages or other relief awarded in connection with such a proceeding brought by or on behalf of Releasor. 8. The Releasor acknowledges that (i) the Releasor has the right to consult with independent legal counsel in connection with this Release, the Company is herein advising Releasor in writing to consult with such counsel, and the Releasor either has consulted with such counsel or voluntarily chosen not to; (ii) the Releasor has read and understands this Release; and (iii) the Releasor intends to be legally bound by the same.

18 9. The Releasor has [twenty-one (21) or forty-five (45)] days to consider whether or not to sign this Release and, if the Releasor signs this Release prior to the expiration of such [twenty-one (21) or forty-five (45)] day period, the Releasor waives the remainder of that period. The Releasor waives the restarting of the [twenty-one (21) or forty-five (45)] day period in the event of any modification of this Release, whether or not material. The Releasor may revoke Releasor’s acceptance of this Release by delivering written notice of revocation to the General Counsel and Secretary of the Company within the seven (7) day period beginning on the day following the day the Releasor signs this Release (the “revocation period”). To be valid, such revocation must be express and in writing, and personally delivered or sent by certified mail and received by the Company before the expiration of the revocation period. If the Releasor does not revoke acceptance of this Release within the revocation period as provided herein, this Release will be legally binding, irrevocable, and enforceable on the day immediately following the last day of the revocation period. 10. [The Releasor acknowledges that the Releasor has received a list of job titles and ages of all employees eligible for similar severance benefits and the job titles and ages of all employees in the same job classification or organizational unit who are not eligible for similar severance benefits, as well as other information required under the Older Workers Benefits Protection Act to constitute a knowing and voluntary waiver.]2 11. The Releasor acknowledges and agrees that, if any provision of this Release is found, held, or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Release shall continue in full force and effect. 12. This Release is deemed made and entered into in [●]3, and in all respects shall be interpreted, enforced, and governed under the internal laws of [●], to the extent not preempted by federal law. IN WITNESS WHEREOF, the Releasor has executed and delivered this General Release of Claims on behalf of Releasor and the other Releasing Parties as of the day and year set forth below. Releasor: ________________________________ [EXECUTIVE] Date: ____________, 20__ 2 To be included in agreements for Executives over the age of 40 and modified as appropriate for the applicable law. 3 To reference the state where the Executive resided and/or worked, at the Company’s election.